                              SEVERANCE AGREEMENT


     THIS AGREEMENT between Norwest Corporation, a Delaware corporation (the
"Corporation"), and (name) ("Executive"), dated this      day of           ,
19   .

                                  WITNESSETH:

     WHEREAS, the Corporation wishes to attract and retain well-qualified executive and key personnel and to assure both itself and the Executive of continuity of management in the event of any Change of Control (as defined in Section 2) of the Corporation;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed by and between the Corporation and the Executive as follows:

     1. OPERATION OF AGREEMENT. The "Effective Date of this Agreement" (or "Effective Date") shall be the date during the Contract Period (as defined in Section 3) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Corporation is terminated or the Executive ceases to be an officer of the Corporation prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination of employment or cessation of status as an officer was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment or cessation of status as an officer.

     2. CHANGE OF CONTROL. For purposes of this Agreement, a "Change of Control" shall mean:

            (a) The acquisition, other than from the Corporation, by any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding shares of voting securities ordinarily having the right to vote for the election of directors of the Corporation, provided, however, that the following acquisitions shall not constitute a change of control:
                    (i) any acquisition by the Corporation of any of its subsidiaries, or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries; or

            (b) Individuals who constitute the Board of Directors of the Corporation as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Corporation's stockholders was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board for purposes of this clause (b), but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14A-11 of Regulation 14A promulgated under the Exchange Act).

     3. CONTRACT PERIOD. The "Contract Period" is the period commencing on the date of this Agreement and ending on the earlier to occur of (i) the third anniversary of such date; (ii) the first day of the month coinciding with or next following the date on which the Executive qualifies for regular retirement under the Corporation's Retirement Plan then in effect; or (iii) the Executive's death provided, however, that commencing on the date three years after the date of the this Agreement, and on each successive third anniversary of such date thereafter (hereinafter referred to as the "Renewal Date"), the Contract Period shall be automatically extended so as to terminate on the earlier of (w) the day prior to the next Renewal Date, if prior to such day the Executive ceases to be an elected officer of the Corporation; (x) the first day of the month coinciding with or next following the date on which the Executive qualifies for regular retirement under the Corporation's Retirement Plan, then in effect; (y) the Executive's death (unless the Effective Date occurs prior to the Executive's death); or (z) the day prior to the next Renewal Date if at least 60 days prior to such day, the Corporation shall give notice to the Executive that the Contract Period shall not be extended, provided, however, that in no event may the Corporation terminate this Agreement after the Effective Date.

     4.     CERTAIN DEFINITIONS.

            (a) CAUSE. The Executive's employment will be terminated for Cause if a majority of the Board of Directors, after the Executive shall have been afforded a reasonable opportunity to appear in person before the Board of Directors and to present such evidence as the Executive deems appropriate, determines that Cause (as defined in this Agreement) exists. For purposes of this Agreement, "Cause" means (i) an act or acts of fraud or misappropriation on the Executive's part which result in or are intended to result in his substantial personal enrichment at the expense of the Corporation; or
                    (ii) conviction of a felony.

            (b) GOOD REASON. For purposes of this Agreement, "Good Reason" means, without the express written consent of the Executive:

                    (i) the assignment to the Executive of any duties inconsistent in any substantial respect with the Executive's position, authority or responsibilities as in effect during the 90-day period immediately preceding the Effective Date of this Agreement, or any other substantial adverse change in such position (including titles), authority or responsibilities, excluding, for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by the Executive;

                    (ii) any failure by the Corporation to furnish the Executive with compensation and benefits at a level equal to or exceeding those received by the Executive from the Corporation during the 90-day period preceding the Effective Date of this Agreement, including a failure by the Corporation to maintain its policy of paying retirement benefits which would be payable under the Norwest Corporation Retirement Plan but for limits imposed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than an insubstantial and inadvertent failure remedied by the Corporation promptly after receipt of notice thereof given by the Executive;

                    (iii) the Corporation's requiring the Executive to be based or to perform services at any office or location other than at the Corporation's headquarters in Minneapolis, Minnesota, except for travel reasonably required in the performance of the Executive's responsibilities;

                    (iv) any failure by the Corporation to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Section 9(b); or

                    (v) any failure by the Corporation to deposit amounts which may become payable to the Executive with the Trustee as contemplated by Section 8.

                    For the purposes of this Section 4(b), any determination of "Good Reason" made by the Executive shall be conclusive.

            (c) NOTICE OF TERMINATION. Any termination of Executive's employment after the Effective Date by the Corporation for Cause or by the Executive for Good Reason or otherwise shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon,
            (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice). The failure by the Executive or the Corporation to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Corporation hereunder or preclude the Executive or the Corporation from asserting such fact or circumstance in enforcing the Executive's or the Corporation's right hereunder.

            (d) DATE OF TERMINATION. Date of Termination means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, or if the Executive's employment is terminated by reason of death, the date of the Executive's death.

     5.     OBLIGATIONS OF THE CORPORATION UPON TERMINATION.

            (a) GOOD REASON AND OTHER THAN FOR CAUSE OR DISABILITY. Subject to Sections 5(c) and 5(d), if:

                    (i) within three years after the Effective Date of this Agreement, the Corporation shall terminate the Executive's employment for any reason other than for Cause or Disability; or

                    (ii) within three years after the Effective Date of this Agreement, the Executive shall terminate his employment for Good Reason:

                          (I) the Corporation shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination, the aggregate of the amounts determined pursuant to the following clauses (A) through (C) inclusive;

                          (A) if not theretofore paid, the Executive's base salary through the Date of Termination at the rate in effect at the time the Notice of Termination was given; and

                          (B) in lieu of any further payments to the Executive for periods subsequent to the Date of Termination, a lump sum payment ("Severance Payment") in an amount equal to two times the sum of (x) the Executive's annual base salary at the highest rate in effect between the Effective Date of this Agreement and the time the Notice of Termination was given, (y) an amount equal to the annualized value of the perquisites provided to the Executive as in effect at the beginning of the year during which a Change of Control occurs and (z) an amount equal to the highest bonus that would be payable to the Executive for the year during which a Change in Control occurs if all criteria necessary for payment had been satisfied (highest bonus shall be determined solely by reference to the maximum amount that would be payable to the Executive if he were a participant in the EICP), provided, however, that in no event shall the Executive be entitled to receive under this clause
                          (B) more than the product obtained by multiplying the amount determined as hereinabove provided in this clause (B) by a fraction whose numerator shall be the number of months (including fractions of a month) which at the Date of Termination remain until the first day of the month coinciding with or next following the date on which the Executive qualifies for regular retirement under the Corporation's Retirement Plan then in effect and whose denominator shall equal thirty-six (36); and

                          (C) until the earlier to occur of (i) the date three years following the Date of Termination, or
                          (ii) the first day of the first month coinciding with or next following the date on which the Executive qualifies for regular retirement under the Corporation's Retirement Plan, then in effect (the period of time from the Date of Termination until the earlier of (i) or (ii) is hereinafter referred to as the "Unexpired Period"), the Corporation shall continue to provide all benefits which the Executive and/or his spouse is or would have been entitled to receive under all medical, dental and group life insurance plans and programs of the Corporation, in each case on a basis providing the Executive or his spouse with the opportunity to receive benefits at least equal to the greatest benefits provided by the Corporation for the Executive and/or his spouse under such plans and programs if and as in effect at any time during the 90-day period immediately preceding the Effective Date.

            (b) CAUSE OR DISABILITY. If the Corporation shall terminate the Executive's employment for Cause or at a time the Executive is entitled to receive benefits under the Norwest Corporation Long-Term Salary Continuation Plan or any plan adopted as a substitute or replacement therefor, the Corporation shall pay to the Executive in a lump sum in cash within 20 days after the Date of Termination all unpaid compensation earned through the Date of Termination.

            (c) DEATH. If the Executive dies before the Effective Date of this Agreement (as defined in paragraph 1 herein), the Corporation shall have no obligation to make any payments under this Agreement. If the Executive dies after the Effective Date of this Agreement, the Corporation shall make all payments due under Section 5(a) to the designated beneficiary of the Executive, or in the event no beneficiary is named or living, to the Executive's estate.

            (d)     CERTAIN ADDITIONAL PAYMENTS BY THE CORPORATION.

                    (i) Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any payment or distribution by the Corporation to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment") would impose an excise tax liability on the Executive pursuant to Sections 1 and 4999 of the Code and its regulations, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes and Excise Tax imposed upon the

                    Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                    (ii) Subject to the provisions of Section 5(d)(iii), determinations to be required under this Section 5(d), including whether a Gross-Up Payments is required and the amount of such Gross-Up Payment, shall be made by Arthur Andersen & Co. or another big eight accounting firm selected by the Executive within 5 days after the Date of Termination ("Accounting Firm") which shall provide detailed supporting calculations both to the Corporation and to the Executive within fifteen (15) business days of the Date of Termination, if applicable, or such earlier time as is requested by the Corporation. All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. The initial Gross-Up Payment, if any, as determined pursuant to this Section 5(d)(ii), shall be paid to the Executive within five days of the receipt of the Accounting Firm's determination.

                    If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with an opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Corporation and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to 5(d)(iii) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

                    (iii) The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment or Underpayment. Such notification shall be given as soon as practicable but no later then ten
                    (10) business days after the Executive knows of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                    (aa) give the Corporation any information reasonably requested by the Corporation relating to such claim,

                    (bb) take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

                    (cc) cooperate with the Corporation in good faith in order effectively to contest such claim,

                    (dd) permit the Corporation to participate in any proceedings relating to such claim; provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis for all such costs, expenses and any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation. Without limitation on the foregoing provisions of this Section, the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any costs, expenses, Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                    (iv) If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section 5(d)(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section 5(d)(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     6. NON-EXCLUSIVITY OF RIGHTS. Except as set forth in Section 5(d), nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan, policy, program, or practice provided by the Corporation or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any employment, stock option or other agreements with the Corporation or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Corporation or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program, except as specifically modified hereunder.

     7. FULL SETTLEMENT. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Corporation may have against the Executive or others or by any amounts received by Executive from others. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Corporation agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Corporation or others of the validity or enforceability of, or liability under any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to Section 5(d) of this Agreement), plus interest in each case at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

     8. TRUSTEE. Immediately upon execution of this Agreement, the Corporation shall use its best efforts to establish a trust with an institutional trustee selected by the Corporation (the "Trustee") for the purpose of distributing payments pursuant to this Agreement. Upon written demand by the Executive given at any time after a Change of Control occurs, the Corporation shall deposit with the Trustee designated by the Corporation prior to the Effective Date of this Agreement, or by the Executive in such written demand if the Corporation has not designated the Trustee, amounts which may become payable to the Executive pursuant to Section 5 with irrevocable instructions to pay amounts to the Executive when due in accordance with the terms of this Agreement. All charges of the Trustee shall be paid by the Corporation. The Trustee shall be entitled to rely conclusively on the Executive's or the Accounting Firm's written statement as to the fact that payments are due under this Agreement and the amount of such payments. If the Trustee is not notified that payments are due under this Agreement within three years and 20 days after receipt of a deposit hereunder, all amounts deposited with the Trustee and earnings with respect thereto shall be delivered to the Corporation on demand.


     9.     SUCCESSORS.

            (a) This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's designated beneficiary or, if none, estate.

            (b) This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors. The Corporation shall require any successor to all or substantially all of the business and/or assets of the Corporation, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform if no such succession had taken place.

10.  MISCELLANEOUS.

            (a) This Agreement shall be governed by and construed in accordance with the laws of the state of Minnesota, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                    IF TO THE EXECUTIVE:

                    (name)
                    Address
                    City, State, Zip

                    IF TO THE CORPORATION:

                    Norwest Corporation
                    Sixth & Marquette
                    Minneapolis, Minnesota  55479
                    Attention:  Secretary

            or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

            (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (d) The Corporation may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation, provided, however, that such withholding shall be consistent with the calculations made by Accounting Firm under
            Section 5(d) of the Agreement.

            (e) This Agreement contains the entire understanding with the Executive with respect to the subject matter hereof.

            (f) The employment of Executive by the Corporation may be terminated by either the Executive or the Corporation at any time and for any reason. Nothing contained in the Agreement shall affect such rights to terminate, provided, however, that nothing in this Section 10(f) shall prevent the Executive from receiving any amounts payable pursuant to Section 5 of this Agreement. However, if prior to the Effective Date of this Agreement, (i) the Executive's employment with the Corporation terminates, or (ii) the Executive ceases to be an officer of the Corporation, then the Executive shall have no further rights under this Agreement.

            (g) The Executive's failure to insist upon strict compliance with any provision hereof or the failure to assert any right the Executive or the Corporation may have hereunder shall not be deemed to be a waiver of such provision or any other provision thereof.

            (h) If, at any time prior to the Effective Date, the Executive ceases to be an employee of the Corporation or its subsidiaries, this Agreement shall terminate and the Executive shall have no right to receive any payments described herein.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Corporation has caused these presents to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its secretary, all as of the day and year first above written.


                                       ------------------------------------
                                                     Executive


                                       NORWEST CORPORATION

ATTEST:                                By:
                                           --------------------------------
                                       Its:
                                            -------------------------------

------------------------------------
            Secretary
             (Seal)

                           DESIGNATION OF BENEFICIARY

     For purposes of any and all payments due me pursuant to the Severance Agreement entered into by me (name) and Norwest Corporation on _____________, 1995, as amended, I hereby make the following designation of beneficiary(ies):

PRIMARY BENEFICIARY(IES):

NAME                  DATE OF BIRTH         ADDRESS           RELATIONSHIP
----                  -------------         -------           ------------





Unless otherwise designated on this form, all primary beneficiaries shall be paid equal shares of the total payment.

CONTINGENT BENEFICIARY(IES): (To be paid only if no primary beneficiary is alive at the time of payment.)

NAME                  DATE OF BIRTH         ADDRESS           RELATIONSHIP
----                  -------------         -------           ------------





Unless otherwise designated, all contingent beneficiaries shall be paid equal shares of the total payment.

     I understand that the above designation of beneficiary(ies) may only be changed by me, in writing.

DATE:                         Name:
      -----------------             -----------------------------

                              Type in Name:      (name)
                                            -----------------

November 18, 1998


Terri Dial
Group Executive Vice President
Wells Fargo
420 Montgomery Street
San Francisco, CA 94104

Dear Terri:

I am very pleased that we were able to come to an agreement that allows you to feel comfortable being part of the senior management of the new Wells Fargo. I'd like to recap our commitment:

- You will have a job as Group Executive Vice President. In this job you will be responsible for California, Distribution Strategies, Telephone Banking and Business Banking. In this job you will report directly to me.

- If during the time period from April to October 2000 you decide that you no longer want to be a part of this organization, you may elect to leave the company with a severance package of $1,800,000.00 payable over an 18 month period.

- If, during the period between November 3, 1998 and October 31, 2000, Wells Fargo participates in a merger of equals or is acquired as defined in the Wells Fargo & Company Change of Control Severance Plan, you may elect to leave the organization and participate in the original Change of Control Severance Plan approved by the Wells Fargo board in June 1998. The Plan provides, in general, for salary continuation leave of three years (base and bonus).

- If you were to leave under either of these circumstances, we would expect you to sign an employee and customer non-solicitation agreement for the period of the salary continuation leave. This agreement would restrict your personal involvement in soliciting key Wells Fargo employees to leave employment with Wells Fargo. It would not prohibit recruiting efforts by the corporation for which you may be working during this period.

- If you remain employed by Wells Fargo through October 31, 2000 and you have earned incentive pay in the year 2000, you will be paid the incentive earned through the last date of your active employment.

- With the approval of the compensation committee of the board, you will be awarded an extraordinary option grant with a Black Scholes value of $600,000 following the closing of the Norwest/Wells merger. This will not impact the option grant you would be eligible for at the next routine option distribution to Wells senior management.

- It is in our mutual interest that the terms of this agreement be kept confidential.

All this said Terri, I want to be clear that my hope is that you will come to the end of the year 2000 wanting to be a part of the ongoing senior management team of this corporation. I believe that we will be successful.
I know you can be a big part of that success. I am looking forward to working together with you as we build the new Wells Fargo into one of America's great companies.

Sincerely,


Les Biller


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